UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2010
Vector Group Ltd.

(Exact name of Registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(305) 579-8000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 1, 2010, Vector Group Ltd.’s subsidiary, Liggett Group LLC (“Liggett”), entered into an Amendment (the “Amendment”), dated as of August 31, 2010, to its Amended and Restated Loan and Security Agreement (as amended, the “Loan Agreement”), dated as of April 14, 2004, with Wachovia Bank, National Association, Maple LLC and Epic Holdings Inc. The Amendment amended Section 9.14 of the Loan Agreement to permit Liggett to incur Capital Expenditures (as defined in the Loan Agreement) of up to $33,000,000 for the fiscal year ended 2010.
     The foregoing description of the Amendment is summary in nature and is subject to, and is qualified in its entirety by, the full text of the Amendment which is included as Exhibit 4.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following Exhibits are filed herewith:

Exhibit 4.1	Amendment, dated as of August 31, 2010, to Amended and Restated Loan and Security Agreement, dated as of April 14, 2004, by and between Wachovia Bank, N.A., as Lender, Liggett Group LLC, as Borrower, 100 Maple LLC and Epic Holdings Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010	VECTOR GROUP LTD.
	By:	/s/ J. Bryant Kirkland III
		Name:	J. Bryant Kirkland III
		Title:	Vice President, Treasurer and Chief Financial Officer

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